KRAMER LEVIN NAFTALIS & FRANKEL llp

October 28, 2011

E.I.I. Realty Securities Trust
640 Fifth Avenue, 8th Floor
New York, New York 10019

Re:	E.I.I. Realty Securities Trust
File No. 333-45959

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 20 to the Registration Statement No. 333-45959 on Form N-1A.

Very truly yours,

                    /s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP